EXHIBIT 23.3



                       INDEPENDENT AUDITORS' CONSENT



Board of Directors
Microtek Medical, Inc.



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-85668, 33-93526 and Form S-8 to be filed on August 30, 1996) of Isolyser Company, Inc. pertaining to the Isolyser Company, Inc. Stock Option Plan, Registration Statement (Form S-8 No. 33-93528) pertaining to the 1995 Isolyser Company, Inc. Non-Employee Director Option Plan and Registration Statement (Form S-8 No. 33-93524) pertaining to the Isolyser Company, Inc. 1995 Employee Stock Purchase Plan of our report dated April 5, 1996 with respect to the financial statements of the Venodyne Division of Advanced Instruments, Inc., as of February 24, 1996 and the eleven month period then ended, which report appears in the November 30, 1995 annual report on Form 10K of Microtek Medical, Inc. and subsidiaries and is incorporated by reference in the Form 8K of Isolyser Company, Inc.


                                   Wolf & Company, P.C.
                                   Wolf & Company, P.C.


August 30, 1996